EXHIBIT 99.1

TENDER OFFER AND STANDSTILL AGREEMENT

This Tender Offer and Standstill Agreement, dated as of October 21, 2015 (the “Agreement”), by and among Western Asset Variable Rate Strategic Fund Inc. (“GFY”) and Relative Value Partners, LLC, its managers, officers and all of its respective Affiliates (as defined herein) (collectively, “RVP”).

WHEREAS, GFY is a closed-end management investment company registered under the 1940 Act (as defined below);

WHEREAS, RVP is the Beneficial Owner (as defined below) of 1,780,658 Shares (as defined below) representing approximately 24% of the outstanding Shares;

WHEREAS, the management of GFY and RVP have discussed mechanisms and programs to realize GFY stockholder value;

WHEREAS, the Board of Directors of GFY has deemed that in its judgment it is advisable and in the best interests of GFY and its stockholders to authorize a tender offer for GFY’s common stock;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Certain Defined Terms.

For purposes of this Agreement:

“1933 Act” means the Securities Act of 1933, as amended, and the applicable rules and regulations promulgated thereunder by the SEC (as defined below) and interpretive guidance issued thereunder by the SEC staff.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations promulgated thereunder by the SEC and interpretive guidance issued thereunder by the SEC staff.

“1940 Act” means the Investment Company Act of 1940, as amended, and the applicable rules and regulations promulgated thereunder by the SEC and interpretive guidance issued thereunder by the SEC staff.

“Affiliate” has the meaning set forth in Rule 405 promulgated by the SEC (as defined below) under the 1933 Act, provided however that only those Affiliates that are controlled (as defined under the 1940 Act) by Relative Value Partners, LLC shall be deemed to be “Affiliates” for the purposes of this Agreement.

“Beneficial Owner” and “Beneficially Own” have the meanings set forth in Rule 13d-3 promulgated by the SEC (as defined below) under the 1934 Act.

“Governmental Entity” means any foreign, federal, state, or local government or regulator or any court, arbitrator, administrative agency, or commission or other governmental or regulatory authority, official or agency (including a stock exchange or other self-regulatory body).

“Person” has the meaning set forth in Section 2(a)(28) of the 1940 Act.

“SEC” means the United States Securities and Exchange Commission or any successor entity.

“Shares” means any shares of common stock of GFY, or any securities convertible into or exchangeable or exercisable for any securities of GFY, or which, upon redemption thereof could result in the receipt of any shares of GFY, or options, warrants, contractual rights or other rights of any kind to acquire or vote any securities of GFY, including any security which such common stock is converted into, exchanged for, exercised for or replaced with in connection with any reorganization whatsoever of GFY, including any change of organizational form.

“Transfer” means, with respect to a security, the sale, grant, assignment, transfer, pledge, hypothecation, encumbrance, assignment, constructive sale, or other disposition of such security or the Beneficial Ownership thereof (including by operation of law), or the entry into of any agreement to effect any of the foregoing, including, for purposes of this Agreement, the transfer or sharing of any voting power of such security.

“Two-Year Period” means the period from the date of this Agreement through the 2017 Annual Meeting of Stockholders of GFY and each of the Other Funds (as defined in Section 3.2 herein).

“Three-Year Period” means the period from the date of this Agreement through the 2018 Annual Meeting of Stockholders of GFY and each of the Other Funds.

Section 2. Tender Offer by GFY

2.1 On the basis of the representations, warranties and agreements set forth herein and subject to performance by RVP of its covenants and other obligations hereunder and the other conditions set forth herein, GFY hereby covenants and agrees to commence a tender offer on or after October 21, 2015 but prior to December 31, 2015 for up to 30% of the then outstanding shares of common stock of GFY at a price equal to 98% of the net asset value of GFY’s common stock as determined as of the close of the regular trading session of the New York Stock Exchange on the date the tender offer expires (the “Expiration Date”). Such tender offer is referred to as a “Tender”.

2.2 Although GFY has committed to the Tender under the circumstances set forth above, GFY will not commence a Tender or, if a Tender is commenced, accept tenders of GFY’s common stock during any period when (a) such transactions, if consummated, would (i) result in the delisting of GFY’s common stock from the New York Stock Exchange or (ii) impair GFY’s status as a regulated investment company under the Internal Revenue Code of 1986, as amended (which would make GFY a taxable entity, causing GFY’s income to be taxed at the fund level in addition to the taxation of stockholders who receive distributions from GFY); (b) there shall be instituted or pending before any Governmental Entity or court any action, proceeding, application or claim, or any judgment, order or injunction sought, or any other action taken by any person or entity, which (i) restrains, prohibits or materially delays the making or consummation of the Tender; (ii) challenges the acquisition by GFY of common stock pursuant to the Tender or the Board’s fulfillment of its fiduciary obligations in connection with the Tender; (iii) seeks to obtain any material amount of damages in connection with the Tender; or (iv) otherwise directly or indirectly materially adversely affects the Tender or the Fund; (c) there is any (i) suspension of or limitation on prices for trading securities generally on the New York Stock Exchange or other national securities exchange(s), or the National Association of Securities Dealers Automated Quotation System (“NASDAQ’’) National Market, (ii) declaration of a banking moratorium by federal or state authorities or any suspension of payment by banks in the United States or New York State, (iii) limitation affecting GFY imposed by federal or state authorities on the extension of credit by lending institutions; or (iv) outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the good faith judgment of the Board of Directors of GFY, impractical or inadvisable to proceed with the Tender; or (c) the Board of Directors of GFY determines in good faith that effecting any such transaction would constitute a breach of its fiduciary duty owed to GFY or its stockholders.

Section 3. Additional Agreements

3.1 RVP covenants and agrees with GFY that through the termination of the Three-Year Period it will not, and will cause its Affiliates not to, directly or indirectly, alone or in concert with others, unless specifically requested in writing by the Chairman and President of GFY or by a resolution of a majority of the Directors of GFY, take any of the actions set forth below (or take any action that would require GFY to make an announcement regarding any of the following):

(a) effect, seek, offer, engage in, propose (whether publicly or otherwise) or cause or participate in, or assist any other Person to effect, seek, engage in, offer or propose (whether publicly or otherwise) or participate in, any “solicitation” of “proxies” (as such terms are defined in the rules and regulations promulgated under the 1934 Act but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) from the definition of “solicitation”), whether or not relating to the election or removal of Directors, with respect to GFY or any action resulting in RVP or any of its Affiliates becoming a “participant” in any “election contest” (as such terms are defined in the rules and regulations promulgated under the 1934 Act) with respect to GFY;

(b) propose any matter for submission to a vote of stockholders of GFY;

(c) grant any other proxy with respect to any Shares (other than to its Affiliates or the Chairman and President of GFY, as the case may be);

(d) execute any written consent, other than those proposed by the Board of Directors of GFY, with respect to any Shares;

(e) form, join or participate in a “group” (within the meaning of Section 13(d)(3) of the 1934 Act) with respect to any Shares or deposit any Shares in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares or other agreement having similar effect (in each case except between RVP and its Affiliates);

(f) seek, alone or in concert with others, to call a meeting of stockholders of GFY;

(g) initiate or pursue any litigation or any regulatory action or proceeding against GFY or any Fund’s directors, management, or investment adviser;

(h) except as specifically contemplated by this Agreement, enter into any discussions, negotiations, arrangements or understandings with any Person with respect to any of the foregoing, or advise, assist, encourage or seek to persuade others to take any action with respect to any of the foregoing (in each case except between RVP and its Affiliates);

(i) make any public statement critical of GFY, its directors, management, or investment adviser;

(j) vote except in accordance with the Board’s and management’s recommendations on any matter affecting GFY’s corporate structure or operation, including but not limited to (i) the amendment or termination of GFY’s management or sub-advisory agreements, (ii) the election of directors, or (iii) the liquidation or termination of GFY; provided however that this Section 3.1(j) shall (A) only be in force for through the termination of the Two-Year Period and (B) not apply to proposals relating to tender offers;

(k) sell or otherwise transfer or attempt to transfer any portion of GFY’s common stock or any interest therein held by it or by funds or accounts over which it has voting, dispositive or investment power to any person which it knows or should reasonably know to be engaged in any of the activities listed in this Section 3.1 or to which it knows or should reasonably know intends to engage in any of the activities listed in this Section 3.1.

3.2 RVP covenants and agrees that the restrictions set forth in Section 3.1 shall be applicable to all of the registered closed-end investment companies advised, sub-advised, distributed or sponsored by Legg Mason Partners Fund Advisor, LLC, Western Asset Management Company or their affiliates (the “Other Funds”), and accordingly, the parties agree that Section 3.1 hereof shall be interpreted such that the term “GFY” shall mean GFY and the Other Funds and the term “Shares” shall mean any securities issued by GFY or any of the Other Funds that are entitled to vote on any matter presented to stockholders at an annual or special meeting of stockholders, or securities convertible into, or exercisable or exchangeable for, such securities.

Section 4. Press Release; Public Statements.

4.1 GFY covenants and agrees with RVP that as soon as practicable after the date of this Agreement GFY will issue a press release announcing its intention to commence the Tender, subject to the conditions set forth herein and regarding the terms of this Agreement.

4.2 During the Effective Period, each of GFY and RVP agrees that it will not, and will cause its respective Affiliates not to, directly or indirectly, make any public statement, disclosure or publication (including any comments made off-the record or not-for-attribution to any news organizations or other members of the press), or any registration or filing with any Governmental Entity relating to the other party or any of the transactions contemplated hereby; provided, however, that the foregoing will not preclude (a) communications or disclosures required of a party hereto by law or any Governmental Entity or requested by any Governmental Entity with appropriate jurisdiction, or (b) the delivery by any party hereto of a copy of the press release referred to in Section 4.1 or this Agreement to any person.

Section 5. Mutual Release.

The parties hereby mutually release and discharge each other party, including each party’s divisions, parents, affiliates, agents and each of their current or former officers, directors, employees, representatives and agents, from any and all claims whatsoever, which either party ever had based on any matter or thing done or omitted by either party prior to the date of this Agreement, whether known or unknown, accrued or contingent. Notwithstanding anything contained in this Agreement, the parties agree that no party is prohibited from enforcing the terms and obligations of this Agreement or obtaining relief for breach thereof.

Section 6. Representations and Warranties.

6.1	GFY represents and warrants as follows:

(a) Authority. GFY has all requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by GFY have been duly and validly authorized by all necessary corporate action on the part of GFY.

(b) Binding Agreement. This Agreement has been duly executed and delivered by GFY, and, assuming the valid authorization, execution and delivery hereof by RVP, is a valid and binding obligation of GFY, enforceable against GFY in accordance with its terms, except as such enforcement may be limited by (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

(c) Execution; No Violations. The execution and delivery of this Agreement by GFY does not, and the consummation by GFY of the transactions contemplated hereby will not breach or result in a default under any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which GFY is a party or by which GFY is bound, nor will such action violate the organizational documents of GFY or any federal or New York statute or the Maryland General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York statute or the Maryland General Corporation Law or any order issued pursuant to any federal or New York statute or the Maryland General Corporation Law by any Governmental Entity having jurisdiction over GFY.

(d) Governmental and Other Consents. No consent, approval, authorization, order or qualification of, or designation, registration, declaration or filing with, any Governmental Entity is required on the part of GFY in connection with the execution or delivery of this Agreement or the consummation by GFY of the transactions contemplated hereby, except for filings with the SEC under the 1933 Act, 1940 Act and 1934 Act and certain notifications to the New York Stock Exchange.

6.2	RVP represents and warrants as follows:

(a) Authority. RVP has all requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations, including with respect to its Affiliates, hereunder. The execution, delivery and performance of this Agreement by RVP have been duly and validly authorized by all necessary limited liability company action on the part of RVP.

(b) Binding Agreement. This Agreement has been duly executed and delivered by RVP, and, assuming the valid authorization, execution and delivery hereof by GFY, is a valid and binding obligation of RVP, enforceable against RVP in accordance with its terms, except as such enforcement may be limited by (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

(c) Execution; No Violations. The execution and delivery of this Agreement by RVP does not, and the consummation by RVP of the transactions contemplated hereby will not, breach or result in a default under any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which RVP is a party or by which RVP is bound, nor will such action violate the organizational documents of RVP or any federal, Illinois or New York statute, or any rule or regulation that has been issued pursuant to any federal or New York statute, or any order issued pursuant to any federal, Illinois or New York statute by any Governmental Entity having jurisdiction over RVP.

(d) Governmental and Other Consents. No consent, approval, authorization, order or qualification of, or designation, registration, declaration or filing with, any Governmental Entity is required on the part of RVP in connection with the execution or delivery of this Agreement or the consummation by RVP of the transactions contemplated hereby, except to the extent that any filings with the SEC under Sections 13(d) and 14(a) of the 1934 Act may be required.

(e) Share Ownership. RVP is the Beneficial Owner of 1,780,658 shares of common stock of GFY. RVP does not directly or indirectly Beneficially Own any Shares of GFY, or any securities convertible into or exchangeable or exercisable for any Shares of GFY, or which, upon redemption thereof could result in RVP receiving any Shares of GFY, or options, warrants, contractual rights or other rights of any kind to acquire or vote any Shares of GFY, except as set forth in the immediately preceding sentence.

Section 7. Miscellaneous

7.1 Remedies. Each party hereto hereby acknowledges and agrees that irreparable harm will occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties will be entitled to specific performance hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal court in the State and County of New York, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived. All rights and remedies under this Agreement are cumulative, not exclusive, and will be in addition to all rights and remedies available to either party at law or in equity.

7.2 Jurisdiction; Venue; Waiver of Jury Trial. The parties hereto hereby irrevocably and unconditionally consent to and submit to the jurisdiction of the state or federal courts in the State and County of New York for any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, and further agree that service of any process, summons, notice or document by U.S. certified mail to the respective addresses set forth in Section 7.6 hereof will be effective service of process for any such action, suit or proceeding brought against any party in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, or the transactions contemplated hereby, in the state or federal courts in the State and County of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of GFY and RVP (on its behalf and, to the extent permitted by applicable law, on behalf of its Affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

7.3 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto. This Agreement supersedes all previous negotiations, representations and discussions by the parties hereto concerning the subject matter hereof, and integrates the whole of all of their agreements and understanding concerning same. No prior oral representations or undertakings concerning the subject matter hereof will operate to amend, supersede, or replace any of the terms or conditions set forth in this Agreement, nor will they be relied upon.

7.4 Section Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

7.5 Number; Gender. Whenever the singular number is used herein, the same will include the plural where appropriate, and words or any gender will include each other gender where appropriate.

7.6 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto will be validly given, made or served, if in writing and sent by U.S. certified mail, return receipt requested, or by overnight courier service:

If to GFY, to:

Western Asset Variable Rate Strategic Fund Inc.

620 8th Ave., 49th Floor

New York, NY 10018

Attention: Jane E. Trust

E-mail: jtrust@leggmason.com

with copies to (which copies shall not constitute notice):

Robert I. Frenkel, Esq.

Secretary

c/o Legg Mason & Co., LLC

100 First Stamford Place, 6th Floor

Stamford, CT 06902

Fax: (877) 298-1171

and

Sarah E. Cogan, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Fax: (212) 455-2502

If to RVP Investors, LLC, to:

Relative Value Partners Group, LLC

1033 Skokie Blvd, Suite 470

Northbrook, IL 60015

Attn: Maury Fertig

Fax: (847) 513-6306

7.7 Severability. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of any provisions of this Agreement in any other jurisdiction. In addition, the parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any such term, provision, covenant or restriction that is held invalid, void or unenforceable by a court of competent jurisdiction.

7.8 Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of New York.

7.9 Binding Effect; No Assignment. This Agreement will be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. No party to this Agreement may, directly or indirectly, assign its rights or delegate its obligations hereunder (whether voluntarily, involuntarily, or by operation of law) without the prior written consent of the other party. Any such attempted assignment will be null and void.

7.10 Amendments; Waivers. No provision of this Agreement may be amended other than by an instrument in writing signed by the parties hereto, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

7.11 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

7.12 No Admission of Liability. This Agreement shall not be construed as an admission by any party of any liability or wrongdoing.

7.13 Use of this Agreement. No part of this Agreement, its existence, terms, negotiation, development, implementation or performance shall be admissible or used in any manner in any litigation or proceeding; provided, however, that such evidence may be offered in an action to enforce the terms of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WESTERN ASSET VARIABLE RATE STRATEGIC FUND INC.

By:	/s/ Jane E. Trust
Name:	Jane E. Trust
Title:	President and CEO

RVP INVESTORS, LLC

By:	/s/ Maury Fertig
Name:	Maury Fertig
Title:	CIO